EXHIBIT 21.1

List of Subsidiaries of Weight Watchers International, Inc.

Weight Watchers Canada, Ltd., incorporated in Canada

W. W. I. Subsidiary, Inc., incorporated in Delaware

Weight Watchers Limited, incorporated in Hong Kong and New Zealand

W.W. Inventory Service Corp., incorporated in Delaware

W.W. Weight Reduction Services, Inc., incorporated in New York

W/W TwentyFirst Corporation, incorporated in New York

Weight Watchers Direct, Inc., incorporated in Delaware

W.W.I. European Services, Ltd., incorporated in New York

Weight Watchers North America, Inc., incorporated in Delaware

Weight watchers (U.K.) Limited, incorporated in United Kingdom

Weight Watchers France SARL, incorporated in France

Weight Watchers Operations France SARL, incorporated in France

Weight Watchers Sweden Vikt-Vaktarna Akiebolag, incorporated in Sweden

Il Salvalinea, S.R.L., incorporated in Italy

Weight Watchers Belgium, N.V., incorporated in Belgium

Weight Watchers Deutschland GMBH, incorporated in Germany

Weight Watchers Eesti Aktsiaselts, incorporated in Estonia

Weight Watchers Suomi Oy, incorporated in Finland

Gutbusters Pty Ltd., incorporated in Australia

Fortuity Pty Ltd, incorporated in Australia

Weight Watchers Switzerland, S.A., incorporated in Switzerland

Weight Watchers Polska Spz.o.o., incorporated in Poland

Weight Watchers Latvia SIA, incorporated in Latvia

Weight Watchers Nederlands, B.V., incorporated in Netherlands

Weight watchers international Pty. Ltd, incorporated in Australia

Weight Watchers (Accessories & Publications) Limited, incorporated in United Kingdom

Weight Watchers (Exercise) Limited, incorporated in United Kingdom

Weight Watchers (Food Products) Limited, incorporated in United Kingdom

Waist Watchers, Inc., incorporated in Delaware

Weight Watchers UK Holdings Ltd, incorporated in United Kingdom

Weight Watchers International Holdings Ltd, incorporated in United Kingdom

Weight Watchers New Zealand Limited, incorporated in New Zealand

Weight Watchers Funding, Corp., incorporated in Delaware

58 WW Food Corp., incorporated in New York

Weight Watchers Camps, Inc., incorporated in New York

W.W. Camps and Spas, Inc., incorporated in Delaware

Weight Watchers European Holding AB, incorporated in Sweden

Weight Watchers Denmark APS, incorporated in Denmark

Weight Watchers Operations Denmark APS, incorporated in Denmark

Weight Watchers Spain S.L., incorporated in Spain

Weight Watchers Operations Spain S.L., incorporated in Spain

Weight Watchers New Zealand Unit Trust, incorporated in New Zealand

BLTC Pty Limited, incorporated in Australia

LLTC Pty Limited, incorporated in Australia

Weight Watchers Asia Pacific Finance Limited Partnership, incorporated in Australia

Millhill Enterprises Pty Ltd, incorporated in Australia

WeightWatchers.com, Inc., incorporated in Delaware

Centro de Cuidado Del Peso, S. de R.L. de C.V., incorporated in Mexico

Servicios Operativos CP, S. de R.L. de C.V., incorporated in Mexico

Great Day Holdings Limited, incorporated in Australia

WeightWatchers.ca Limited, incorporated in Delaware

WeightWatchers.co.uk Limited, incorporated in United Kingdom

WeightWatchers.com.au Pty Ltd, incorporated in Australia

WeightWatchers.de Limited, incorporated in United Kingdom

Weight Watchers do Brasil Programas Alimentares, Ltda., incorporated in Brazil

Vigilantes Do do Peso Marketing, Ltda., incorporated in Brazil

WW Foods, LLC, incorporated in Delaware

Weight Watchers Vigilantes de Peso de Mexico, S.A. de C.V., incorporated in Mexico

Weight Watchers Botswana Pty Ltd, incorporated in Botswana

Weight Watchers South Africa, incorporated in South Africa

Weight Watchers (Lesotho) Pty, incorporated in South Africa